Exhibit 99.1

The Blackstone Group Reports Fourth Quarter and

Full Year 2008 Results

Adverse global market and economic conditions led to lower revenues and a loss for the fourth quarter and full year 2008.

Net Fee Related Earnings for 2008 were $428 million, up 11% from Pro Forma Adjusted Net Fee Related Earnings for 2007, and Adjusted Cash Flows from Operations were $129 million during 2008.

Financial Advisory achieved record revenue of $411 million, a 12% increase from the full year 2007.

Fee-Earning Assets Under Management of $91 billion at December 31, 2008 increased 9% over year end 2007.

Blackstone’s Real Estate Funds, Funds of Hedge Funds and GSO Credit-Oriented Funds all experienced net inflows during 2008.

Blackstone ended 2008 with $504 million in available cash, which exceeded all outstanding borrowings.

Blackstone will not have a distribution to common unitholders for the fourth quarter 2008. Blackstone previously paid $0.90 per unit in total distributions for the full year 2008.

Neither Blackstone’s Chairman, Chief Executive Officer and Co-Founder, Stephen A. Schwarzman, nor its Co-Founder, Peter G. Peterson, received any bonuses in 2008.

Fourth Quarter and Full Year 2008 Business Highlights

•

Economic Net Income was a loss of $(827.1) million for the fourth quarter 2008 as compared to a loss of $(509.3) million in the third quarter 2008 and Economic Net Income of $128.2 million in the fourth quarter 2007.

•

Net Fee Related Earnings was $117.9 million for the fourth quarter 2008 compared to $139.8 million in 2007, a decrease of 16%, driven by reduced Transaction and Other Fees which more than offset a 17% increase in Base Management Fees.

•	GAAP Loss for the fourth quarter 2008 was $(406.3) million as compared with a GAAP Loss of $(365.5) million in the third quarter 2008 and $(161.4) million in the fourth quarter 2007.

•	Net Fee Related Earnings of $427.7 million for the full year 2008 compared to Pro Forma Adjusted Net Fee Related Earnings of $386.7 million in 2007, an 11% increase.

•

Corporate Private Equity Segment Revenues totaled negative $(193.6) million vs. negative $(68.3) million in the third quarter 2008 and negative $(15.4) million in the fourth quarter 2007. Base Management Fees increased $1.0 million as compared to the fourth quarter 2007.

•

Real Estate Segment Revenues totaled negative $(477.8) million vs. negative $(273.7) million in the third quarter 2008 and positive revenues of $113.5 million in the fourth quarter 2007. Base Management Fees increased $16.0 million, or 25%, as compared to the fourth quarter 2007.

The Blackstone Group® L.P.
345 Park Avenue
New York, NY 10154
212 583-5000

•

Marketable Alternative Asset Management Segment Revenues totaled negative $(55.7) million vs. negative $(48.0) million in the third quarter 2008 and positive revenues of $178.2 million in the fourth quarter 2007. Base Management Fees increased 23%, or $21.4 million, to $114.3 million as compared to the fourth quarter 2007.

•	Financial Advisory Segment Revenues were $105.8 million vs. $160.7 million in the third quarter 2008 and up 17% from $90.6 million for the fourth quarter 2007.

•	Economic Net Income was a loss of $(1.33) billion for the full year 2008 as compared to Pro Forma Adjusted Economic Net Income of $2.12 billion for the full year 2007.

New York, February 27, 2009: The Blackstone Group L.P. (NYSE: BX) today reported its 2008 results.

For the full year 2008, Total Reportable Segment Revenues were a negative $(442.1) million as compared to Total Pro Forma Adjusted Reportable Segment Revenues of $3.12 billion in 2007. Lower fair values of portfolio investments across the Corporate Private Equity, Real Estate and Marketable Alternative Asset Management segments contributed to the negative revenues, partially offset by strong results in our Financial Advisory businesses and strong growth in management fees from fee paying assets under management. For the fourth quarter 2008, Total Reportable Segment Revenues were negative $(621.4) million as compared to negative $(229.2) million for the third quarter 2008 and $366.9 million for the fourth quarter 2007.

Economic Net Income was a loss of $(1.33) billion for the full year 2008 as compared to Pro Forma Adjusted Economic Net Income of $2.12 billion for the full year 2007. Adjusted Cash Flow from Operations for the full year 2008 was $128.8 million as compared to Pro Forma Adjusted Cash Flow from Operations of $1.52 billion for the full year 2007.

Net Fee Related Earnings from Operations for the full year 2008 was $427.7 million as compared to Pro Forma Adjusted Net Fee Related Earnings from Operations of $386.7 million for the full year 2007, an increase of $41.0 million or 11%. Net Fee Related Earnings from Operations for the fourth quarter 2008 were $117.9 million as compared to $151.8 million in the third quarter 2008 and $139.8 million in the fourth quarter 2007.

Economic Net Income was a loss of $(827.1) million for the fourth quarter 2008 as compared to a loss of $(509.3) million in the third quarter 2008 and $128.2 million for the fourth quarter 2007. Adjusted Cash Flow from Operations in the fourth quarter 2008 was $(19.3) million as compared to Adjusted Cash Flow from Operations of $244.5 million for the fourth quarter 2007.

Blackstone remains well positioned from a capital and liquidity perspective, with $503.7 million in available cash as of December 31, 2008 and $767.6 million in cash as of January 31, 2009 after paying off the entire $250 million balance on its revolving credit facility.

GAAP results for the full year 2008 included negative Revenues of $(349.4) million, Other Loss of $(872.3) million and Loss Before Benefit for Taxes of $(1.20) billion. For the full year 2007, Revenues were $3.05 billion, Other Income was $5.42 billion and Income Before Provision for Taxes totaled $1.65 billion. On a GAAP basis, Net Cash Flow Provided by Operating Activities was $2.16 billion for the full year 2008 as compared to Net Cash Flow Used in Operating Activities of $(850.3) million for the prior year.

GAAP results for the fourth quarter 2008 included negative Revenues of $(611.3) million, Other Loss of $(295.6) million and Loss Before Benefit for Taxes of $(406.3) million. For the fourth quarter 2007, Revenues were $345.0 million, Other Income was $16.4 million and Loss Before Provision for Taxes totaled $(161.4) million. On a GAAP basis, Net Cash Flow Provided by Operating Activities was $1.46 billion for the fourth quarter 2008 as compared to $243.8 million for the fourth quarter 2007.

World markets and economies deteriorated in the fourth quarter 2008, bringing the full year market results to the worst experienced since the Great Depression. A combination of de-levering by institutional investors and their need for liquidity further stressed already weak markets across many asset classes. Equity markets across North America, Europe and Asia declined in a range of 40-60% during 2008, with a broad-based sell off across not only all regions but also all sectors. Commodity prices, which increased to record highs in the first half of 2008, dropped precipitously in the second half as demand declines caused excess supply. Credit indices experienced similar trends, declining 25-30% to levels not experienced since the indices were initiated. Commercial real estate fundamentals were adversely impacted as demand weakened in the hospitality sector and office vacancy rates moved higher. Securitization markets were very limited in 2008, heavily constraining borrowing ability for new transactions.

Stephen A. Schwarzman, Chairman and Chief Executive Officer said: “2008 was one of the most challenging operating environments in the last several decades. While not immune to declining markets and weak global economies, Blackstone operates with a strong balance sheet, prudent and patient investment practices and a deep bench of talented portfolio operations executives to work with our portfolio companies. We ended the year with substantial dry powder across our real estate, private equity and credit businesses and think we are well poised to make highly attractive investments in the years ahead. Severe market dislocations have meaningfully altered the competitive landscape and our competitive position remains very strong in all our businesses.”

The table below details Blackstone’s Economic Net Income and Adjusted Cash Flow from Operations for the fourth quarter 2008 and 2007, as well as Blackstone’s Economic Net Income, Net Fee Related Earnings from Operations and Adjusted Cash Flow from Operations for the full year 2008 as compared to Pro Forma Adjusted Economic Net Income, Pro Forma Net Fee Related Earnings from Operations and Pro Forma Adjusted Cash Flow from Operations for the full year 2007. Economic Net Income, Total Reportable Segments includes unrealized gains/losses and the direct compensation impact related to those gains/losses but excludes transaction-related charges.

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
				Pro Forma Adjusted
	(Dollars in Thousands, Except per Unit Amounts)
Economic Net Income, Total Reportable Segments (a)	$(827,110)	$128,166	$(1,330,018)	$2,120,714

Provision (Benefit) for Income Taxes (b)	(63,278)	40,117	(162,769)	305,206

Economic Net Income After Taxes	$(763,832)	$88,049	$(1,167,249)	$1,815,508

Economic Net Income After Taxes per Adjusted Unit	$(0.68)	$0.08	$(1.03)	$1.62

Net Fee Related Earnings from Operations	$117,854	$139,812	$427,668	$386,697

Adjusted Cash Flow from Operations (a)	$(19,321)	$244,531	$128,801	$1,516,604

(a)	Reconciliations of Pro Forma Adjusted Economic Net Income, Total Reportable Segments to Economic Net Income, Total Reportable Segments and of Adjusted Cash Flow from Operations to Net Cash Provided by (Used in) Operating Activities are presented in Exhibits 4 and 5, respectively, to this release.
(b)	Represents the implied provision (benefit) for income taxes calculated using the same methodology applied in calculating the tax provision (benefit) for The Blackstone Group L.P.

SEGMENT REVIEW

Corporate Private Equity

Fourth Quarter and Full Year

Corporate Private Equity had negative fourth quarter 2008 revenues of $(193.6) million, as compared with negative revenues of $(68.3) million for the third quarter 2008 and $(15.4) million for the fourth quarter 2007, driven by a net depreciation in the fair value of the portfolio investments. The primary catalyst for the depreciation was lower operating projections for some portfolio companies, reduced share prices of publicly held investments consistent with overall declines in global equity markets and the depreciation of foreign currencies against the dollar.

Net Fee Related Earnings from Operations were $31.6 million for the fourth quarter 2008, a decrease of $12.6 million as compared to the fourth quarter 2007. The primary driver of the reduction was a decrease in transaction fees.

Base Management Fees were essentially flat as compared to both the third quarter 2008 and fourth quarter 2007. Transaction and Other Fees decreased slightly compared to the third quarter 2008 and decreased $39.3 million from the fourth quarter 2007, which included a substantial fee associated with the acquisition of Hilton Hotels.

Compensation and Benefits expense declined to $22.5 million from $34.2 million in the third quarter 2008 and increased from $(1.8) million in the fourth quarter 2007. Other Operating Expenses were $23.1 million, down from $24.0 million in the third quarter 2008 and $23.6 million in the fourth quarter 2007.

Weighted-Average Fee-Earning Assets Under Management rose to $25.48 billion from $24.90 billion in the fourth quarter 2007.

Limited Partner Capital Deployed totaled $1.13 billion for the quarter, a decrease from $2.33 billion deployed in the fourth quarter 2007.

Corporate Private Equity had negative full year revenues of $(286.2) million, as compared with positive revenues of $821.3 million for the prior year. The principal driver of the change year-over-year was a net depreciation in the fair value of the portfolio investments in the corporate private equity funds. This depreciation in fair value is reflected in lower Performance Fees and Allocations and Investment Income (Loss) and Other.

Real Estate

Fourth Quarter and Full Year

Real Estate had negative revenues of $(477.8) million for the fourth quarter 2008, as compared with negative revenues of $(273.7) million for the third quarter 2008 and $113.5 million for the fourth quarter 2007. The principal driver of the decline was a net depreciation in the fair value of certain investments in the office and hospitality portfolios, which reflects both increases in capitalization rates and revised operating projections. This decrease in fair value is reflected in Performance Fees and Allocations and Investment Income (Loss) and Other.

Net Fee Related Earnings from Operations were $43.8 million for the fourth quarter 2008, a decrease of $4.6 million as compared to the fourth quarter 2007. The principle driver of the reduction was a decrease in transaction fees, partially offset by a decrease in compensation expenses.

Base Management Fees were $80.8 million, a slight increase from $80.4 million for the third quarter 2008 and a 25% increase over the fourth quarter 2007. This change reflects higher Fee-Earning Assets Under Management.

Transaction and Other Fees declined $94.3 million from the fourth quarter 2007, which included a substantial fee associated with the acquisition of Hilton Hotels. Transaction and Other Fees in the fourth quarter 2008 increased $3.3 million from the third quarter 2008.

Compensation and Benefits was a negative $(12.1) million, reflecting the reversal of prior period carried interest allocations to certain personnel, down from $21.1 million in the third quarter 2008 and $65.4 million for the fourth quarter 2007. Other Operating Expenses were $12.2 million, down $2.6 million and $15.3 million from both the third quarter 2008 and fourth quarter 2007, respectively.

Weighted-Average Fee-Earning Assets Under Management increased 24% or $4.41 billion from the fourth quarter 2007 to $22.64 billion.

Limited Partner Capital Deployed totaled $258.6 million for the fourth quarter 2008, a decrease from the $4.04 billion deployed in the fourth quarter 2007.

Real Estate had negative revenues of $(718.0) million, as compared with positive revenues of $1.30 billion for the full year 2007. The principal driver of the decline year-over-year was a net depreciation in the fair value of the portfolio holdings in the real estate funds. This depreciation in fair value is reflected in Performance Fees and Allocations and Investment Income (Loss) and Other.

Marketable Alternative Asset Management (MAAM)

Fourth Quarter and Full Year

MAAM had negative revenues of $(55.7) million, compared with negative revenues of $(48.0) million for the third quarter 2008 and $178.2 million for the fourth quarter 2007.

Base Management Fees were $114.3 million, up 23%, as compared to the fourth quarter 2007, and down 13% as compared to the third quarter 2008.

Net Fee Related Earnings from Operations were $21.7 million for the fourth quarter 2008, a decrease of $1.4 million as compared to the fourth quarter 2007. The main driver of the change was an increase in compensation expenses, principally offset by an increase in management fees.

Base Management Fees for the full year 2008 were $476.8 million, up 51%, as compared to 2007.

Net Fee Related Earnings from Operations for the full year 2008 were $130.9 million, up 162%, as compared to 2007.

Compensation and Benefits was $40.3 million, down from $60.3 million in the third quarter 2008 and from $45.7 million for the fourth quarter 2007.

Weighted-Average Fee-Earning Assets Under Management for the fourth quarter 2008 totaled $47.47 billion compared with $38.49 billion for the prior year, a 23% increase.

Limited Partner Capital Deployed totaled $333.8 million for the fourth quarter 2008, up from $82.2 million in the fourth quarter 2007, primarily from activity in certain of Blackstone’s newly launched credit oriented funds.

MAAM had revenues of $151.5 million for the full year 2008, after $329.5 million of investment losses, compared with revenues of $628.0 million for the full year 2007.

Financial Advisory

Fourth Quarter and Full Year

Revenues were $105.8 million for the fourth quarter 2008, up 17% compared to the fourth quarter 2007 and down 34% from the third quarter 2008. An increase in revenues in Blackstone’s corporate and mergers and acquisitions advisory service business was the primary driver for the increase from the fourth quarter 2007.

Net Fee Related Earnings from Operations were $20.8 million for the fourth quarter 2008, a decrease of $3.4 million as compared to the fourth quarter 2007. The primary catalyst for the reduction was higher compensation primarily related to business expansion and other operating expenses, partially offset by higher advisory fees.

Compensation and Benefits was $56.9 million, down from $82.3 million in the third quarter 2008 and up from $44.4 million for the fourth quarter 2007.

Revenues were $410.6 million for the full year 2008, representing an increase of 12% compared to $367.7 million in the prior year. The increase was driven by revenues in Blackstone’s corporate and mergers and acquisitions advisory service and restructuring and reorganization advisory services businesses. An increase in client mandates accounted for the increase in corporate and mergers and acquisitions advisory revenues, while the continued credit market turmoil and low levels of available liquidity led to increased bankruptcies, debt defaults and debt restructurings and drove the increase in revenues in the restructuring and reorganization advisory services business.

CAPITAL AND LIQUIDITY

For Economic Net Income purposes, the weighted-average fully diluted unit count (the “Adjusted Units”) for the fourth quarter and full year 2008 was 1,129.2 million units and 1,129.0 million units, respectively. The Adjusted Unit count for the fourth quarter 2007 was 1,127.2 million units and for the period June 19, 2007 through December 31, 2007 was 1,121.2 million units.

The total number of units used in calculating cash distributions was 1,100.2 million units for the full year 2008 and 1,089.7 million units for the period June 19, 2007 through December 31, 2007.

As of December 31, 2008, Blackstone had $503.7 million in cash, which was in excess of its total indebtedness. In January 2009, Blackstone paid down its entire corporate revolver balance of $250.0 million, further strengthening its liquidity positions.

DISTRIBUTION

Blackstone has paid total distributions to public common unitholders to date in respect of 2008 of $0.90 per unit, but will not be making any distribution to common unitholders for the fourth quarter 2008 because the distribution made to date in respect of 2008 considerably exceeds Adjusted Cash Flow from Operations for the full year. No distributions were paid to Blackstone personnel and others with respect to their Blackstone Holdings partnership units.

Public common unitholders will continue to receive a priority distribution ahead of Blackstone personnel and others through 2009, but the amount of those distributions in respect of 2009 will be based on the amount of Adjusted Cash Flow from Operations in 2009 available for distributions and could again fall below $1.20.

Neither Mr. Schwarzman nor Mr. Peterson received any cash bonuses in 2008 and cash compensation for the other named executive officers was down in excess of 70% in aggregate for 2008 compared to 2007.

# # #

Blackstone will host a conference call on February 27, 2009 at 11:00 a.m. EST to discuss 2008 results. The conference call can be accessed by dialing (888) 713-4216 (U.S. domestic) or +1 (617) 213-4868 (international) pass code 50481501. Additionally the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international) pass code number 94399097, beginning approximately two hours after the event.

About The Blackstone Group

Blackstone is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of corporate private equity funds, real estate funds, funds of hedge funds, credit-oriented funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Investor Relations Contact:

Joan Solotar

The Blackstone Group

Tel: +1 212 583 5068

solotar@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 212 583 5871

rose@blackstone.com

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the prospectus. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1a. Consolidated and Combined Statements of Operations

(Dollars in Thousands, Except Per Unit Data)

	Year Ended December 31,
	2008	2007
Revenues
Management and Advisory Fees	$1,476,357	$1,566,047
Performance Fees and Allocations	(1,247,320)	1,126,640
Investment Income and Other (1)	(578,398)	357,461

Total Revenues	(349,361)	3,050,148

Expenses
Compensation and Benefits (2)	3,859,787	2,256,647
Interest (3)	23,008	32,080
General, Administrative and Other (4)	440,776	324,200
Fund Expenses	63,031	151,917

Total Expenses	4,386,602	2,764,844

Other Income (Loss)
Net Gains (Losses) from Fund Investment Activities	(872,336)	5,423,132

Income (Loss) Before Non-Controlling Interests in Income (Loss) of Consolidated Entities and Provision (Benefit) for Taxes	(5,608,299)	5,708,436

Non-Controlling Interests in Income (Loss) of Consolidated Entities	(4,404,278)	4,059,221

Income (Loss) Before Provision (Benefit) for Taxes	(1,204,021)	1,649,215

Provision (Benefit) for Taxes	(40,989)	25,978

Net Income (Loss) (5)	$(1,163,032)	$1,623,237

		June 19, 2007 through December 31, 2007
Net Loss per Common Unit, Basic and Diluted
Common Units Entitled to Priority Distributions	$(4.36)	$(1.29)

Common Units Not Entitled to Priority Distributions	$(3.09)

___________________ Net transaction-related charges included above were:
(1) Investment Income and Other	$(36,575)	$—

(2) Total Compensation and Benefits	$3,859,787	$2,256,647
Less: Compensation and Benefits – transaction-related	3,291,081	1,732,134

Compensation – non-transactional (a)	$568,706	$524,513

(3) Interest	$4,066	$—

(4) General, Administrative and Other	$154,236	$117,607

(5) Total transaction-related charges	$3,485,958	$1,849,741

(a) Principally comprised of base pay, bonus, net carried interest allocations, benefits and non-IPO related equity-based compensation.

THE BLACKSTONE GROUP L.P.

Exhibit 1b. Consolidated and Combined Statements of Operations

(Dollars in Thousands, Except Per Unit Data)

	Quarter Ended December 31,
	2008	2007
Revenues
Management and Advisory Fees	$381,416	$447,506
Performance Fees and Allocations	(628,835)	(139,542)
Investment Income and Other (1)	(363,863)	37,002

Total Revenues	(611,282)	344,966

Expenses
Compensation and Benefits (2)	862,311	902,175
Interest (3)	8,682	3,519
General, Administrative and Other (4)	116,196	133,568
Fund Expenses	4,844	25,469

Total Expenses	992,033	1,064,731

Other Income (Loss)
Net Gains (Losses) from Fund Investment Activities	(295,623)	16,423

Income (Loss) Before Non-Controlling Interests in (Loss) of Consolidated Entities and Provision for Taxes	(1,898,938)	(703,342)

Non-Controlling Interests in Loss of Consolidated Entities	(1,492,644)	(541,918)

Income (Loss) Before Provision for Taxes	(406,294)	(161,424)

Provision for Taxes	8,883	8,576

Net Income (Loss) (5)	$(415,177)	$(170,000)

Net Loss per Common Unit, Basic and Diluted
Common Units Entitled to Priority Distributions	$(1.52)	$(0.65)

Common Units Not Entitled to Priority Distributions	$(1.52)

___________________ Net transaction-related charges included above were:
(1) Investment Income and Other	$(35,066)	$—

(2) Total Compensation and Benefits	$862,311	$902,175
Less: Compensation and Benefits – transaction-related	107,574	153,675

Compensation – non-transactional (a)	$754,737	$748,500

(3) Interest	$864	$—

(4) General, Administrative and Other	$28,225	$55,203

(5) Total transaction-related charges	$818,892	$803,703

(a) Principally comprised of base pay, bonus, net carried interest allocations, benefits and non-IPO related equity-based compensation.

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Consolidated Statements of Financial Condition

(Dollars in Thousands)

	December 31, 2008	December 31, 2007
Assets
Cash and Cash Equivalents	$503,737	$868,629
Cash Held by Blackstone Funds and Other	907,324	163,696
Investments	2,830,942	7,145,156
Accounts Receivable	312,067	213,086
Due from Brokers	48,506	812,250
Investment Subscriptions Paid in Advance	1,916	36,698
Due from Affiliates	861,434	855,854
Intangible Assets, Net	1,077,526	604,681
Goodwill	1,703,602	1,597,474
Other Assets	165,434	99,366
Deferred Tax Assets	845,423	777,310

Total Assets	$9,257,911	$13,174,200

Liabilities and Partners’ Capital
Loans Payable	$387,000	$130,389
Amounts Due to Non-Controlling Interest Holders	1,103,423	269,901
Securities Sold, Not Yet Purchased	894	1,196,858
Due to Affiliates	1,285,577	831,609
Accrued Compensation and Benefits	413,459	188,997
Accounts Payable, Accrued Expenses and Other Liabilities	173,436	250,445

Total Liabilities	3,363,789	2,868,199

Commitments and Contingencies

Non-Controlling Interests in Consolidated Entities	2,384,965	6,079,156

Partners’ Capital
Partners’ Capital	3,509,448	4,226,500
Accumulated Other Comprehensive Income (Loss)	(291)	345

Total Partners’ Capital	3,509,157	4,226,845

Total Liabilities and Partners’ Capital	$9,257,911	$13,174,200

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Consolidating Statements of Financial Condition

(Dollars in Thousands)

	December 31, 2008
	Consolidated Operating Partnerships	Consolidated Blackstone Funds	Eliminations	Consolidated
Assets
Cash and Cash Equivalents	$503,737	$—	$—	$503,737
Cash Held by Blackstone Funds and Other	57,536	849,788	—	907,324
Investments	1,650,071	1,385,132	(204,261)	2,830,942
Accounts Receivable	309,201	2,866	—	312,067
Due from Brokers	—	48,506	—	48,506
Investment Subscriptions Paid in Advance	6,697	—	(4,781)	1,916
Due from Affiliates	1,057,362	216	(196,144)	861,434
Intangible Assets, Net	1,077,526	—	—	1,077,526
Goodwill	1,703,602	—	—	1,703,602
Other Assets	165,212	222	—	165,434
Deferred Tax Assets	845,423	—	—	845,423

Total Assets	$7,376,367	$2,286,730	$(405,186)	$9,257,911

Liabilities and Partners’ Capital
Loans Payable	$387,000	$—	$—	$387,000
Amounts Due to Non-Controlling Interest Holders	105,942	1,009,780	(12,299)	1,103,423
Securities Sold, Not Yet Purchased	—	894	—	894
Due to Affiliates	1,064,980	362,526	(141,929)	1,285,577
Accrued Compensation and Benefits	410,593	2,866	—	413,459
Accounts Payable, Accrued Expenses and Other Liabilities	169,595	112,699	(108,858)	173,436

Total Liabilities	2,138,110	1,488,765	(263,086)	3,363,789

Non-Controlling Interests in Consolidated Entities	1,729,100	293,403	362,462	2,384,965

Partners’ Capital
Partners’ Capital	3,509,448	504,562	(504,562)	3,509,448
Accumulated Other Comprehensive Income (Loss)	(291)	—	—	(291)

Total Partners’ Capital	3,509,157	504,562	(504,562)	3,509,157

Total Liabilities and Partners’ Capital	$7,376,367	$2,286,730	$(405,186)	$9,257,911

…continued

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Consolidating Statements of Financial Condition

(Dollars in Thousands)

	December 31, 2007
	Consolidated Operating Partnerships	Consolidated Blackstone Funds	Eliminations	Consolidated
Assets
Cash and Cash Equivalents	$807,571	$61,058	$—	$868,629
Cash Held by Blackstone Funds and Other	163,696	—	—	163,696
Investments	4,012,408	3,509,683	(376,935)	7,145,156
Accounts Receivable	206,403	6,743	(60)	213,086
Due from Brokers	—	812,250	—	812,250
Investment Subscriptions Paid in Advance	3,092	34,549	(943)	36,698
Due from Affiliates	771,687	84,167	—	855,854
Intangible Assets, Net	604,681	—	—	604,681
Goodwill	1,597,474	—	—	1,597,474
Other Assets	97,891	1,475	—	99,366
Deferred Tax Assets	777,310	—	—	777,310

Total Assets	$9,042,213	$4,509,925	$(377,938)	$13,174,200

Liabilities and Partners’ Capital
Loans Payable	$130,389	$—	$—	$130,389
Amounts Due to Non-Controlling Interest Holders	153,844	117,000	(943)	269,901
Securities Sold, Not Yet Purchased	—	1,196,858	—	1,196,858
Due to Affiliates	831,364	245	—	831,609
Accrued Compensation and Benefits	188,997	—	—	188,997
Accounts Payable, Accrued Expenses and Other Liabilities	238,501	11,944	—	250,445

Total Liabilities	1,543,095	1,326,047	(943)	2,868,199

Non-Controlling Interests in Consolidated Entities	3,272,273	2,063,438	743,445	6,079,156

Partners’ Capital
Partners’ Capital	4,226,500	1,120,440	(1,120,440)	4,226,500
Accumulated Other Comprehensive Income	345	—	—	345

Total Partners’ Capital	4,226,845	1,120,440	(1,120,440)	4,226,845

Total Liabilities and Partners’ Capital	$9,042,213	$4,509,925	$(377,938)	$13,174,200

THE BLACKSTONE GROUP L.P.

Exhibit 3. Condensed Consolidated and Combined Statements of Cash Flows

(Dollars in Thousands)

	Quarter Ended					Quarter Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	Full Year 2007	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008
Operating Activities
Net Income (Loss)	$1,132,076	$774,351	$(113,190)	$(170,000)	$1,623,237	$(250,993)	$(156,531)	$(340,331)	$(415,177)	$(1,163,032)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Blackstone Funds Related:
Non-Controlling Interests in Income (Loss) of Consolidated Entities	744,923	1,625,043	(336,870)	(511,793)	1,521,303	(788,477)	(556,261)	(1,088,351)	(1,290,634)	(3,723,723)
Net Realized (Gains) Losses on Investments	(1,050,641)	(2,424,334)	(350,629)	25,467	(3,800,137)	256	(118,555)	204,373	78,652	164,726
Changes in Unrealized (Gains) Losses on Investments Allocable to Blackstone Group	(520,424)	507,239	(30,650)	30,205	(13,630)	62,823	(7,770)	182,138	386,870	624,061
Non-Cash Performance Fees and Allocations	—	(483,101)	160,808	135,223	(187,070)	76,279	37,343	393,282	579,154	1,086,058
Equity-Based Compensation Expense	—	236,228	747,406	781,554	1,765,188	914,671	805,597	774,431	807,918	3,302,617
Intangible Amortization	—	7,200	55,204	55,203	117,607	33,528	40,685	39,512	39,512	153,237
Other Non-Cash Amounts Included in Net Income	(13,007)	17,782	713	5,733	11,221	3,845	5,102	4,470	6,271	19,688
Cash Flows Due to Changes in Operating Assets and Liabilities	289,160	(342,933)	(859,278)	724,469	(188,582)	311,656	55,230	(46,198)	636,422	957,110
Blackstone Funds Related Investment Activity	(1,926,042)	599,372	459,539	(832,302)	(1,699,433)	(248,434)	(2,697)	351,860	368,964	469,693

Net Cash Provided by (Used in) Operating Activities	(1,343,955)	516,847	(266,947)	243,759	(850,296)	115,154	102,143	475,186	1,197,952	1,890,435

Investing Activities
Net Cash Provided by (Used in) Investing Activities	(3,068)	(34,742)	(2,593)	(15,196)	(55,599)	(388,918)	20,210	(9,731)	(3,241)	(381,680)

Financing Activities
Net Cash Provided by (Used in) Financing Activities	1,342,302	825,897	(553,630)	29,873	1,644,442	77,714	(577,272)	451,839	(1,825,928)	(1,873,647)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	1,027	(388)	—	—	639	90	(90)	—	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	(3,694)	1,307,614	(823,170)	258,436	739,186	(195,960)	(455,009)	917,294	(631,217)	(364,892)
Cash and Cash Equivalents, Beginning of Period	129,443	125,749	1,433,363	610,193	129,443	868,629	672,669	217,660	1,134,954	868,629

Cash and Cash Equivalents, End of Period	$125,749	$1,433,363	$610,193	$868,629	$868,629	$672,669	$217,660	$1,134,954	$503,737	$503,737

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income, except for the quarters ended March 31, 2007 and June 30, 2007 and the year ended December 31, 2007, for which periods Pro Forma Adjusted Economic Net Income is presented. Exhibit 4b includes the presentation of Economic Net Income for each of the periods for which Pro Forma Adjusted Economic Net Income is presented below.

	Quarter Ended								Quarter Ended
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007	Full Year 2007		March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008
	Pro Forma Adjusted						Pro Forma Adjusted
Corporate Private Equity
Revenues
Management Fees
Base Management Fees	$58,861		$62,858		$66,389	$66,735	$254,843		$67,336	$66,967	$67,009	$67,649	$268,961
Transaction and Other Fees *	9,128		56,044		48,711	64,188	178,071		10,837	19,161	26,090	24,862	80,950
Management Fee Offsets **	(8,231)		(12,634)		(20,892)	(23,278)	(65,035)		(8,410)	(15,232)	(9,330)	(1,044)	(34,016)

Total Management Fees	59,758		106,268		94,208	107,645	367,879		69,763	70,896	83,769	91,467	315,895
Performance Fees and Allocations	122,934	(a)	230,424	(a)	108,398	(123,371)	338,385	(a)	(163,430)	21,960	(104,653)	(184,362)	(430,485)
Investment Income (Loss) and Other	26,212	(a)	63,782	(a)	24,685	339	115,018	(a)	(23,050)	(408)	(47,454)	(100,668)	(171,580)

Total Segment Revenues	208,904		400,474		227,291	(15,387)	821,282		(116,717)	92,448	(68,338)	(193,563)	(286,170)

Expenses
Compensation and Benefits	33,383	(b)	44,782	(b)	56,319	(1,798)	132,686	(b)	(80,752)	40,283	34,192	22,483	16,206
Other Operating Expenses	8,778	(c)	14,793	(c)	22,798	23,603	69,972	(c)	22,200	20,880	23,957	23,093	90,130

Total Segment Expenses	42,161		59,575		79,117	21,805	202,658		(58,552)	61,163	58,149	45,576	106,336

Economic Net Income (Loss)	$166,743		$340,899		$148,174	$(37,192)	$618,624		$(58,165)	$31,285	$(126,487)	$(239,139)	$(392,506)

Net Fee Related Earnings from Operations	$7,875		$40,780		$(10,014)	$44,126	$82,767		$18,297	$15,871	$16,194	$31,566	$81,928

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
**	Primarily broken deal expenses.
(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.
(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.
(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering as of January 1, 2007.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Emded								Quarter Emded
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007	Full Year 2007		March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008
	Pro Forma Adjusted						Pro Forma Adjusted
Real Estate
Revenues
Management Fees
Base Management Fees	$37,450		$60,183		$70,618	$64,821	$233,072		$66,751	$67,977	$80,361	$80,832	$295,921
Transaction and Other Fees *	209,451		19,441		14,886	104,632	348,410		11,795	6,854	7,050	10,347	36,046
Management Fee Offsets	—		(691)		(9,281)	(1,745)	(11,717)		(404)	(326)	(1,435)	(2,804)	(4,969)

Total Management Fees	246,901		78,933		76,223	167,708	569,765		78,142	74,505	85,976	88,375	326,998
Performance Fees and Allocations	457,360	(a)	152,681	(a)	28,479	(38,311)	600,209	(a)	(30,062)	(77,133)	(302,448)	(409,380)	(819,023)
Investment Income (Loss) and Other	62,511	(a)	83,501	(a)	4,398	(15,896)	134,514	(a)	(176)	(11,788)	(57,180)	(156,840)	(225,984)

Total Segment Revenues	766,772		315,115		109,100	113,501	1,304,488		47,904	(14,416)	(273,652)	(477,845)	(718,009)

Expenses
Compensation and Benefits	98,523	(b)	36,486	(b)	39,325	65,416	239,750	(b)	35,688	32,083	21,102	(12,080)	76,793
Other Operating Expenses	4,735	(c)	5,541	(c)	12,639	27,575	50,490	(c)	16,160	12,581	14,807	12,234	55,782

Total Segment Expenses	103,258		42,027		51,964	92,991	290,240		51,848	44,664	35,909	154	132,575

Economic Net Income (Loss)	$663,514		$273,088		$57,136	$20,510	$1,014,248		$(3,944)	$(59,080)	$(309,561)	$(477,999)	$(850,584)

Net Fee Related Earnings from Operations	$86,137		$34,325		$13,766	$48,356	$182,584		$20,317	$22,787	$32,739	$43,778	$119,621

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.
(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.
(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering as of January 1, 2007.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Ended								Quarter Ended
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007	Full Year 2007		March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008
	Pro Forma Adjusted						Pro Forma Adjusted
Marketable Alternative Asset Management
Revenues
Management Fees
Base Management Fees	$61,097		$74,595		$87,817	$92,828	$316,337		$103,187	$127,465	$131,908	$114,276	$476,836
Transaction and Other Fees *	1,871		1,189		1,694	1,876	6,630		1,128	2,884	3,806	698	8,516
Management Fee Offsets	—		(182)		182	(33)	(33)		—	(16)	(165)	(6,425)	(6,606)

Total Management Fees	62,968		75,602		89,693	94,671	322,934		104,315	130,333	135,549	108,549	478,746
Performance Fees and Allocations	68,061	(a)	61,906	(a)	2,522	24,490	156,979	(a)	5,058	45,027	(12,488)	(35,338)	2,259
Investment Income (Loss) and Other	25,259	(a)	31,138	(a)	32,658	59,027	148,082	(a)	(79,383)	49,885	(171,033)	(128,954)	(329,485)

Total Segment Revenues	156,288		168,646		124,873	178,188	627,995		29,990	225,245	(47,972)	(55,743)	151,520

Expenses
Compensation and Benefits	59,374	(b)	78,268	(b)	34,006	45,692	217,340	(b)	56,273	84,162	60,268	40,252	240,955
Other Operating Expenses	8,898	(c)	13,511	(c)	17,779	22,205	62,393	(c)	18,307	25,158	26,073	36,489	106,027

Total Segment Expenses	68,272		91,779		51,785	67,897	279,733		74,580	109,320	86,341	76,741	346,982

Economic Net Income (Loss)	$88,016		$76,867		$73,088	$110,291	$348,262		$(44,590)	$115,925	$(134,313)	$(132,484)	$(195,462)

Net Fee Related Earnings from Operations	$2,921		$838		$23,012	$23,135	$49,906		$26,322	$40,490	$42,417	$21,712	$130,941

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.
(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.
(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering as of January 1, 2007.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Ended								Quarter Ended
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007	Full Year 2007		March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008
	Pro Forma Adjusted						Pro Forma Adjusted
Financial Advisory
Revenues
Advisory Fees	$92,525		$97,518		$81,911	$88,330	$360,284		$68,563	$71,080	$157,026	$100,850	$397,519
Investment Income and Other	1,684		1,034		2,354	2,302	7,374		2,597	1,826	3,716	4,908	13,047

Total Segment Revenues	94,209		98,552		84,265	90,632	367,658		71,160	72,906	160,742	105,758	410,566

Expenses
Compensation and Benefits	49,926	(b)	45,854	(b)	50,020	44,363	190,163	(b)	46,967	48,574	82,295	56,919	234,755
Other Operating Expenses	4,777	(c)	7,941	(c)	13,485	11,712	37,915	(c)	11,061	12,537	17,352	26,327	67,277

Total Segment Expenses	54,703		53,795		63,505	56,075	228,078		58,028	61,111	99,647	83,246	302,032

Economic Net Income	$39,506		$44,757		$20,760	$34,557	$139,580		$13,132	$11,795	$61,095	$22,512	$108,534

Net Fee Related Earnings from Operations	$14,437		$20,372		$12,436	$24,195	$71,440		$2,625	$11,295	$60,460	$20,798	$95,178

(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.
(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering as of January 1, 2007.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 4a. Economic Net Income and Pro Forma Adjusted Economic Net Income

(Dollars in Thousands)

	Quarter Ended								Quarter Ended
	March 31, 2007		June 30, 2007		September 30, 2007	December 31, 2007	Full Year 2007		March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Full Year 2008
	Pro Forma Adjusted						Pro Forma Adjusted
Economic Net Income Recap, Total Reportable Segments
Revenues
Management Fees
Base Management Fees	$157,408		$197,636		$224,824	$224,384	$804,252		$237,274	$262,409	$279,278	$262,757	$1,041,718
Advisory Fees	92,525		97,518		81,911	88,330	360,284		68,563	71,080	157,026	100,850	397,519
Transaction and Other Fees *	220,450		76,674		65,291	170,696	533,111		23,760	28,899	36,946	35,907	125,512
Management Fee Offsets **	(8,231)		(13,507)		(29,991)	(25,056)	(76,785)		(8,814)	(15,574)	(10,930)	(10,273)	(45,591)

Total Management and Advisory Fees	462,152		358,321		342,035	458,354	1,620,862		320,783	346,814	462,320	389,241	1,519,158
Performance Fees and Allocations	648,355	(a)	445,011	(a)	139,399	(137,192)	1,095,573	(a)	(188,434)	(10,146)	(419,589)	(629,080)	(1,247,249)
Investment Income (Loss) and Other	115,666	(a)	179,455	(a)	64,095	45,772	404,988	(a)	(100,012)	39,515	(271,951)	(381,554)	(714,002)

Total Segment Revenues	1,226,173		982,787		545,529	366,934	3,121,423		32,337	376,183	(229,220)	(621,393)	(442,093)

Expenses
Compensation and Benefits	241,206	(b)	205,390	(b)	179,670	153,673	779,939	(b)	58,176	205,102	197,857	107,574	568,709
Other Operating Expenses	27,188	(c)	41,786	(c)	66,701	85,095	220,770	(c)	67,728	71,156	82,189	98,143	319,216

Total Segment Expenses	268,394		247,176		246,371	238,768	1,000,709		125,904	276,258	280,046	205,717	887,925

Total Economic Net Income (Loss)	$957,779		$735,611		$299,158	$128,166	$2,120,714		$(93,567)	$99,925	$(509,266)	$(827,110)	$(1,330,018)

Total Net Fee Related Earnings from Operations	$111,370		$96,315		$39,200	$139,812	$386,697		$67,561	$90,443	$151,810	$117,854	$427,668

*	Transaction and Other Fees are net of amounts, if any, shared with limited partners.
**	Primarily broken deal expenses.
(a)	Pro Forma adjustments reflect the elimination of the revenues of the businesses that were not contributed as part of the Reorganization.
(b)	Pro Forma adjustments reflect the addition of expenses related to employee compensation and profit arrangements that were not effective prior to the Reorganization.
(c)	Pro Forma adjustments reflect the elimination of interest expense based on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering as of January 1, 2007.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 4b. Economic Net Income

(Dollars in Thousands)

The table below details Blackstone’s Economic Net Income for each reportable segment for the quarters ended March 31, 2007 and June 30, 2007 and the year ended December 31, 2007.

	Corporate Private Equity			Real Estate			Marketable Alternative Asset Management
	Quarter Ended		Year Ended December 31, 2007	Quarter Ended		Year Ended December 31, 2007	Quarter Ended		Year Ended December 31, 2007
	March 31, 2007	June 30, 2007		March 31, 2007	June 30, 2007		March 31, 2007	June 30, 2007
Revenues
Management Fees
Base Management Fees	$58,861	$62,858	$254,843	$37,450	$60,183	$233,072	$61,097	$74,595	$316,337
Transaction and Other Fees	9,128	56,044	178,071	209,451	19,441	348,410	1,871	1,189	6,630
Management Fee Offsets	(8,231)	(12,634)	(65,035)	—	(691)	(11,717)	—	(182)	(33)

Total Management Fees	59,758	106,268	367,879	246,901	78,933	569,765	62,968	75,602	322,934
Performance Fees and Allocations	140,423	254,466	379,917	476,358	157,425	623,951	68,061	61,906	156,980
Investment Income and Other	27,096	65,415	117,533	63,472	83,853	135,827	25,261	31,138	148,082

Total Segment Revenues	227,277	426,149	865,329	786,731	320,211	1,329,543	156,290	168,646	627,996

Expenses
Compensation and Benefits	17,278	24,603	96,402	18,328	22,077	145,146	28,631	42,000	150,330
Other Operating Expenses	12,185	19,887	78,473	6,429	8,183	54,829	14,495	20,253	74,728

Total Segment Expenses	29,463	44,490	174,875	24,757	30,260	199,975	43,126	62,253	225,058

Economic Net Income	$197,814	$381,659	$690,454	$761,974	$289,951	$1,129,568	$113,164	$106,393	$402,938

	Financial Advisory			Recap, Total Reportable Segments
	Quarter Ended		Year Ended December 31, 2007	Quarter Ended		Year Ended December 31, 2007
	March 31, 2007	June 30, 2007		March 31, 2007	June 30, 2007
Revenues
Management Fees
Base Management Fees	$—	$—	$—	$157,408	$197,636	$804,252
Advisory Fees	92,525	97,518	360,284	92,525	97,518	360,284
Transaction and Other Fees	—	—	—	220,450	76,674	533,111
Management Fee Offsets	—	—	—	(8,231)	(13,507)	(76,785)

Total Management and Advisory Fees	92,525	97,518	360,284	462,152	358,321	1,620,862
Performance Fees and Allocations	—	—	—	684,842	473,797	1,160,848
Investment Income and Other	1,684	1,034	7,374	117,513	181,440	408,816

Total Segment Revenues	94,209	98,552	367,658	1,264,507	1,013,558	3,190,526

Expenses
Compensation and Benefits	15,911	22,342	132,633	80,148	111,022	524,511
Other Operating Expenses	5,204	8,638	39,037	38,313	56,961	247,067

Total Segment Expenses	21,115	30,980	171,670	118,461	167,983	771,578

Economic Net Income	$73,094	$67,572	$195,988	$1,146,046	$845,575	$2,418,948

THE BLACKSTONE GROUP L.P.

Exhibit 5. Reconciliation of Pro Forma Adjusted Cash Flow from Operations to Net Cash Provided by (Used in) Operating Activities and of Economic Net Income Adjusted Units—Diluted to GAAP Weighted-Average Common Units—Diluted

(Dollars in Thousands, Except Unit Data)

The following table provides a reconciliation of Blackstone’s Adjusted Cash Flow from Operations to Blackstone’s Net Cash Provided by (Used in) Operating Activities. Adjusted Cash Flow from Operations is a supplemental measure of liquidity to assess liquidity and amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net Cash Provided by (Used in) Operating Activities	$1,197,952	$243,759	$1,890,435	$(850,296)
Changes in Operating Assets and Liabilities	(636,422)	(724,469)	(957,110)	188,582
Blackstone Funds Related Investment Activities	(368,964)	832,302	(469,693)	1,699,433
Net Realized Gains (Losses) on Investments	(78,652)	(25,467)	(164,726)	3,800,137
Non-Controlling Interests in Income of Consolidated Entities	1,290,634	511,793	3,723,723	(1,521,303)
Realized Gains (Losses) - Blackstone Funds	(186,188)	10,340	(197,426)	87,373

		Pro Forma		Pro Forma
Cash Flow from Operations - Adjustments (a)
Elimination of Non-Contributed Entities (b)	—	—	—	(46,523)
Increase in Compensation Expense (c)	—	—	—	(255,426)
Interests Held by Blackstone Holdings Limited Partners (d)	(1,239,709)	(514,114)	(3,611,955)	(1,080,015)
Eliminate Interest Expense (e)	—	—	—	26,302
Realized Gains (Losses) - Blackstone Funds	—	(32,992)	—	(275,333)
Incremental Cash Tax Effect (f)	2,028	(56,621)	(84,447)	(256,327)

Adjusted Cash Flow from Operations	$(19,321)	$244,531	$128,801	$1,516,604

The following table provides the details of the components of Adjusted Cash Flow from Operations. Adjusted Cash Flow from Operations is the principal factor in determining the amount of distributions to unitholders.

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
				Pro Forma
Fee Related Earnings
Total Management and Advisory Fees (g)	$412,611	$463,094	$1,561,768	$1,638,947
Total Expenses (h)	294,757	323,282	1,134,100	1,252,250

Net Fee Related Earnings from Operations	117,854	139,812	427,668	386,697

Performance Fees and Allocations Net of Related Compensation (i)	4,639	36,016	33,210	829,568

Blackstone Investment Income (j)
Liquid	(123,128)	58,402	(327,453)	138,203
Illiquid	(18,686)	10,301	(4,624)	162,136

	(141,814)	68,703	(332,077)	300,339

Adjusted Cash Flow from Operations	$(19,321)	$244,531	$128,801	$1,516,604

(a)	Adjusted Cash Flow from Operations is based upon historical results of operations and gives effect to the pre-initial public offering reorganization and the initial public offering as if they were completed as of January 1, 2007. These pro forma adjustments are consistent with Rule 11-01 of Regulation S–X at the time of the IPO.
(b)	Represent adjustments to eliminate from Adjusted Cash Flow from Operations the cash flows of the businesses that were not contributed as part of the reorganization.
(c)	Represent adjustments to reflect in Adjusted Cash Flow from Operations the cash portion of expenses related to employee compensation that were not effective prior to the reorganization as well as vested carried interest for departed partners.

continued..

THE BLACKSTONE GROUP L.P.

Exhibit 5. Reconciliation of Pro Forma Adjusted Cash Flow from Operations to Net Cash Provided by (Used in) Operating Activities and of Economic Net Income Adjusted Units—Diluted to GAAP Weighted-Average Common Units—Diluted

(Dollars in Thousands, Except Unit Data)

(d)	Represents an adjustment to add back net income (loss) allocable to interest holders of Blackstone Holdings Limited Partners after the Reorganization recorded as Non-Controlling Interests.
(e)	Represent adjustments to eliminate interest expense in Adjusted Cash Flow from Operations on the assumption that the revolving credit facility was repaid in full from the proceeds of the offering.
(f)	Represent the provisions for and/or adjustments to income taxes that were calculated using the same methodology applied in calculating such amounts for the period after the reorganization.
(g)	Comprised of total reportable segment Management and Advisory Fees plus Interest Income.
(h)	Comprised of total reportable segment compensation expense (excluding compensation expense related to Performance Fees and Allocations pursuant to Blackstone’s profit sharing plans related to carried interest and incentive fees which are included in (i) below), other operating expenses and Blackstone’s estimate of cash taxes currently due.
(i)	Represents realized Performance Fees and Allocations net of corresponding actual amounts due under Blackstone’s profit sharing plans related thereto.
(j)	Comprised of Blackstone’s investment income (realized and unrealized) on its liquid investments from its Marketable Alternative Asset Management segment as well as its net realized investment income on its illiquid investments, principally from its Corporate Private Equity and Real Estate Segments and permanent impairment charges on certain illiquid investments.

The following table provides a reconciliation of Blackstone’s Total GAAP Weighted-Average Common Units—Diluted to Weighted-Average Economic Net Income Adjusted Units—Diluted.

	Quarter Ended December 31, 2008	Quarter Ended December 31, 2007	Year Ended December 31, 2008	June 19, 2007 Through December 31, 2007
Total GAAP Weighted-Average Common Units Outstanding - Diluted	273,035,192	265,612,886	265,547,930	259,979,606
Adjustments:
Weighted-Average Partnership Units	827,246,476	826,889,642	831,549,761	827,151,349
Weighted-Average Unvested Deferred Restricted Common Units	28,961,596	34,742,887	31,946,702	34,108,113

Weighted-Average Economic Net Income Adjusted Units - Diluted	1,129,243,264	1,127,245,415	1,129,044,393	1,121,239,068

THE BLACKSTONE GROUP L.P.

Exhibit 6. Supplemental Metrics

(Dollars in Thousands)

	As of and for the Quarters Ended December 31,
	2008	2007
Total Assets Under Management (End of Period)
Corporate Private Equity	$23,933,511	$31,802,951
Real Estate	24,154,642	26,128,049
MAAM	46,471,064	44,496,372

	$94,559,217	$102,427,372

Fee-Earning Assets Under Management (End of Period) (a)
Corporate Private Equity	$25,509,163	$25,040,513
Real Estate	22,970,438	18,637,673
MAAM	42,561,456	39,474,067

	$91,041,057	$83,152,253

Weighted-Average Fee-Earning Assets Under Management (For the Quarter Ended) (a)
Corporate Private Equity	$25,476,978	$24,901,101
Real Estate	22,641,365	18,233,924
MAAM	47,467,081	38,490,788

	$95,585,424	$81,625,813

Weighted-Average Fee-Earning Assets Under Management (Year to Date Period Ended) (a)
Corporate Private Equity	$25,212,332	$23,725,437
Real Estate	21,017,915	16,527,761
MAAM	50,765,223	33,438,382

	$96,995,470	$73,691,580

Limited Partner Capital Deployed (For the Quarter Ended)
Corporate Private Equity	$1,133,134	$2,333,634
Real Estate	258,574	4,042,777
MAAM (b)	333,831	82,191

	$1,725,539	$6,458,602

Limited Partner Capital Deployed (Year to Date Period Ended)
Corporate Private Equity	$3,760,262	$6,331,304
Real Estate	968,684	8,171,854
MAAM (b)	1,819,705	268,201

	$6,548,651	$14,771,359

Fund Level Unrealized Value (c) (End of Period)
Corporate Private Equity
Cost	$19,033,797	$15,336,886

Unrealized Value	$15,072,940	$18,147,055

Real Estate
Cost	$11,483,382	$10,541,798

Unrealized Value	$9,392,700	$14,930,620

MAAM (b)
Cost	$2,744,190	$806,279

Unrealized Value	$1,761,247	$775,844

(a)	Excludes unrealized values which Blackstone is entitled to receive in carried interest.
(b)	Limited Partner Capital Deployed and Fund Level Unrealized Value for the MAAM segment represent activity in Blackstone’s mezzanine and credit liquidity funds.
(c)	Cost and unrealized value represents the cost of those fund investments, including co-investments arranged by Blackstone, and related unrealized value on which Blackstone is entitled to receive carried interest when a fund achieves cumulative investment returns in excess of a specified rate.